Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Financial Results for
the 2nd Quarter and Year-To-Date Periods Ended March 31, 2007

Strong Bookings Boost Backlog to a Record $42.7 Million at
Quarter End

Exton, PA.—(BUSINESS WIRE)—April 25, 2007—Innovative Solutions & Support, Inc. (NASDAQ:ISSC-news) today announced results for the 2nd quarter and six months ended March 31, 2007.

For the second quarter of fiscal 2007, the Company reported a net loss of $(2.4) million or $(0.14) per fully diluted share on revenues of $4.0 million. Approximately one-half of this loss was attributable to legal fees the Company incurred in defending its Intellectual Property from infringement.

Mr. Roman Ptakowski, President of Innovative Solutions and Support, Inc., commented, “The highlight of the second quarter of fiscal 2007 was our five year agreement with Eclipse Aviation to provide flat panel display systems (Primary Flight Displays and Multi Function Displays) for the Eclipse 500 Very Light Jet (VLJ). Eclipse Aviation intends to deliver 400 airplanes in 2007, and 1,000 airplanes in each of 2008 and 2009.”

“Together with our agreement to provide Eclipse Aviation with OEM Flat Panel Display Systems and Cessna Aircraft with Flat Panel Display Systems on their legacy aircraft, we are gaining momentum establishing our Flat Panel Display Systems in both the original equipment and retrofit markets.  Heading into the second half of this year, our backlog is at record levels and includes only initial start up requirements for the Eclipse contract due to the nature of their contracting and ordering procedures.  Clearly, we have solidified the foundation to return to profitability and growth with our Flat Panel Display Systems.”

New Flat Panel orders in the 2nd quarter ended March 31, 2007 were $11.3 million, with other new business orders of $3.2 million.  As a result, backlog at March 31, 2007 was an all time record backlog of $42.7 million.  This was an increase of $14.4 million or 51% over the March 31, 2006 backlog of $28.3 million. The Flat Panel portion of backlog was $33.5 million this year, an increase of $17.2 million or 106% from the $16.3 million recorded at March 31, 2006.

Year-To-Date Results

Revenues for the first six months of 2007 were $7.4 million compared with revenues of $9.2 million in the six months ended March 31, 2006. The Company incurred a net loss of $(3.5) million, or $(0.21) per fully diluted share in the six months ended March 31,

2007. Approximately one-half of this loss was attributable to legal fees the Company incurred in defending its Intellectual Property from infringement.

The Company incurred a net loss of $(0.8) million, or $(0.04) per fully diluted share, in first six months of fiscal 2006. The Company continues to invest heavily in Research and Development (R&D), spending 38% of sales in both fiscal periods.

Mr. Ptakowski added, “We are in a strong financial position entering the second half of our year with $60.7 million cash.  This provides us with the flexibility and capacity needed to ramp production levels required to fulfill our commitment to deliver state of the art Flat Panel Display Systems to Eclipse, Cessna, and all of our customers, on time and error free, a tradition which we have proudly upheld throughout our history.”

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

The company will host a conference call tomorrow morning, April 26, 2007 at 9:30 am local time (EST) to discuss these results as well as our business outlook. Please call in to participate at (877) 675-8475. The conference call ID# is: 7012741. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Mr. James Reilly at (610) 646-9800

Innovative Solutions and Support, Inc.
Condensed Consolidated Balance Sheet
(unaudited)

	March 31, 2007	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,719,959	$62,984,829
Accounts receivable	2,322,706	3,333,131
Inventories	5,553,926	6,466,156
Deferred income taxes	1,327,973	1,082,931
Prepaid expenses	7,194,983	4,065,696
Total current assets	77,119,547	77,932,743

Property and equipment, net	8,958,399	8,970,473

Other assets	316,564	329,664

TOTAL ASSETS	$86,394,510	$87,232,880

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligation	$8,405	$7,891
Accounts payable	2,299,895	358,818
Accrued expenses	3,380,382	3,122,542
Deferred revenue	211,418	591,626
Total current liabilities	5,900,100	4,080,877

Note payable	4,335,000	4,335,000
Capitalized lease obligation	—	4,587
Deferred revenue	85,756	120,991
Deferred income taxes	367,550	490,072

SHAREHOLDERS’ EQUITY:
Common stock	18,147	18,088
Additional paid-in capital	44,192,634	43,230,352
Retained earnings	49,581,751	53,039,341
Treasury stock	(18,086,428)	(18,086,428)
Total shareholders’ equity	75,706,104	78,201,353

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$86,394,510	$87,232,880

(1) Amount reclassified to conform to current period presentation

Innovative Solutions and Support, Inc.
Condensed Consolidated Statement of Operations
(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006
Net sales:
Product	$3,152,791	$3,437,516	$6,334,819	$8,687,968
Engineering - Modification & Development	802,507	307,236	1,049,127	462,171
Total net sales	3,955,298	3,744,752	7,383,946	9,150,139
Cost of sales
Product	2,294,539	2,018,067	4,041,755	4,541,784
Engineering - Modification & Development	723,489	176,651	1,010,218	354,952
Total cost of sales	3,018,028	2,194,718	5,051,973	4,896,736
Gross profit	937,270	1,550,034	2,331,973	4,253,403
Operating expenses:
Research and development	1,480,741	1,916,788	2,805,095	3,451,789
Selling, general and administrative	3,873,767	2,200,650	6,932,782	4,097,486
Total operating expenses	5,354,508	4,117,438	9,737,877	7,549,275
Operating loss	(4,417,238)	(2,567,404)	(7,405,904)	(3,295,872)
Interest income	790,535	819,626	1,606,808	1,601,071
Interest expense	(49,784)	(44,483)	(100,544)	(87,995)
Loss before income taxes	(3,676,487)	(1,792,261)	(5,899,640)	(1,782,796)
Income tax benefit	(1,317,341)	(1,014,605)	(2,442,050)	(1,011,265)
Net loss	$(2,359,146)	$(777,656)	$(3,457,590)	$(771,531)

Net loss per common share:
Basic	$(0.14)	$(0.04)	$(0.21)	$(0.04)
Diluted	$(0.14)	$(0.04)	$(0.21)	$(0.04)

Weighted average shares outstanding:
Basic	16,865,098	17,674,391	16,844,795	17,866,910
Diluted	16,865,098	17,674,391	16,844,795	17,866,910